Exhibit 99.1
Professional Holding Corp. Reports Second Quarter 2022 Results
Record Quarter for Net Income and Loan Production Results in Earnings per Share of $0.52
Coral Gables, Fla., July 28, 2022 – Professional Holding Corp. (the “Company”) (NASDAQ:PFHD), the parent company of Professional Bank (the “Bank”), today reported net income of $7.0 million, or $0.52 per share, for the second quarter of 2022 compared to net income of $2.4 million, or $0.18 per share, for the first quarter of 2022, and net income of $6.3 million, or $0.47 per share, for the second quarter of 2021.

“We are extremely proud of our record setting quarter of loan production and net income. Our team continues to deliver high quality results and we look forward to building on this momentum in the future,” said Abel Iglesias, Chief Executive Officer.
Results of Operations for the Three Months Ended June 30, 2022
•Net income increased $4.6 million, or 189.1%, to $7.0 million compared to $2.4 million in the prior quarter, due to higher net interest income of $2.9 million, higher noninterest income of $0.5 million, and lower noninterest expense of $3.9 million, partially offset by higher provision expense of $1.4 million and higher income tax provision of $1.3 million.
•Net interest income increased $2.9 million, or 15.0%, to $21.9 million compared to $19.0 million in the prior quarter, primarily as a result of the Federal Reserve’s target Federal Funds Rate increases during the second quarter as the Company maintains an asset sensitive balance sheet. The Company’s yield on average interest earning assets increased 45 basis points while cost of funds decreased four basis points compared to the prior quarter. Net interest income also benefited from average loan growth of $79.2 million to $1.9 billion compared to $1.8 billion in the prior quarter.
•Provision for loan losses expense increased $1.4 million, or 163.2%, to $2.2 million compared to $0.9 million in the prior quarter primarily due to loan growth during the second quarter. The ratio of annualized charge-offs to average loans was 0.14% during the three months ended June 30, 2022, compared to 0% in the prior quarter.
•Noninterest income increased $0.5 million, or 39.9% to $1.8 million compared to $1.3 million in the prior quarter. The increase was comprised of higher income from bank-owned life insurance primarily due to purchases of approximately $15.0 million during the quarter and $0.5 million of expected insurance proceeds on a previously recognized contingency, partially offset by a decrease in swap fee income of $0.1 million due to a lower volume of swap transactions.
•Noninterest expense decreased $3.9 million, or 23.6%, to $12.6 million compared to $16.5 million in the prior quarter, primarily due to lower salaries and employee benefits of $3.7 million. The decrease in salaries and employee benefits reflects the first quarter expense of $2.9 million related to the departure of the Company’s former Chief Executive Officer. In addition, in the second quarter the Company began capitalizing certain qualified costs in connection with the development of internal-use software, including $0.4 million related to salary expense, and increased capitalization of deferred salaries cost of $0.4 million as a result of the current quarter record loan production.
Results of Operations for the Six Months Ended June 30, 2022
•Net income decreased $1.7 million, or 15.3%, to $9.4 million compared to $11.1 million in the prior year, due to increased noninterest expense driven by the expenses associated with the departure of the Company’s former Chief Executive Officer and higher provision expense, partially offset by higher net interest income.
•Net interest income increased $5.9 million, or 16.7%, to $41.0 million compared to $35.1 million in the prior year, primarily as a result of the Federal Reserve’s target Federal Funds Rate increases in 2022 as the Company maintains an asset sensitive balance sheet, in addition to an increase in average loans from $1.7 billion in 2021 to $1.8 billion in 2022. Interest income also benefited from increased average balances and higher yields in the investment portfolio.

•Provision for loan losses increased $1.3 million, or 71.7%, to $3.1 million compared to $1.8 million in the prior year primarily due to loan growth. The ratio of annualized charge-offs to average loans was 0.07% during the six months ended June 30, 2022, compared to 1.80% in the prior year.
•Noninterest income decreased $0.4 million, or 10.7% to $3.1 million compared to the prior year. The decrease primarily reflected lower service charges of $0.5 million on deposit accounts compared to prior year due to service charges of approximately $0.7 million, associated with acting as a correspondent bank for a Payroll Protection Program lender. Swap fee income and loans held for sale income also decreased $0.5 million and $0.2 million, respectively in 2022 compared to 2021 due to lower volume in both noninterest income categories. These decreases were partially offset by an increase of $0.8 million in other noninterest income, comprised of $0.5 million of expected insurance proceeds on a previously recognized contingency and a $0.2 million loss on fixed asset disposals recorded in 2021.
•Noninterest expense increased $6.4 million, or 28.0%, to $29.1 million compared to $22.7 million in the prior year primarily due to higher salaries and employee benefits of $4.8 million and higher other noninterest expense of $1.5 million, partially offset by prior year acquisition costs of $0.7 million. The increase in salaries and benefits was driven by the $2.9 million expense related to the departure of the Company’s former Chief Executive Officer, and higher employee compensation costs from higher headcount and bonus and sales incentives paid out during the 2022 period. The increase in other noninterest expense was primarily comprised of a $0.7 million loss related to a previously recognized contingency from the first quarter, and a $0.3 million increase related to our Community Reinvestment Act (“CRA”) mutual fund investment valuation.
Financial Condition
At June 30, 2022:
•Total assets decreased $0.2 billion, or 28.8%, annualized to $2.7 billion, compared to March 31, 2022, primarily as a result of decreases in cash and cash equivalents, partially offset by an increase in loans.
•Total loans increased $164.5 million, or 36.2%, annualized to $2.0 billion, compared to $1.8 billion at March 31, 2022. The increase was driven by loan originations of approximately $315.8 million, partially offset by paydowns and prepayments of $85.8 million. The Professional Bank PPP loan balance decreased $22.9 million, or 73.7%, to $8.2 million from March 31, 2022.
•Total deposits decreased $0.2 billion, or 31.9% annualized, compared to March 31, 2022, with decreases in interest bearing and noninterest bearing accounts. Cost of deposits decreased two basis points to 0.24% for the three months ended June 30, 2022, from 0.26% for the three months ended March 31, 2022.
•As of June 30, 2022, nonperforming assets decreased $0.7 million to $1.5 million compared to $2.1 million at March 31, 2022, due to a charge-off of a nonperforming consumer loan of $0.7 million during the three months ended June 30, 2022. There were no net charge-offs in the prior quarter.
Capital and Liquidity
The Company continues to remain well capitalized per regulatory requirements. As of June 30, 2022, the Company had a total risk-based capital ratio of 12.8% and a leverage capital ratio of 8.1%. The Company maintains a strong liquidity position. At June 30, 2022, in addition to its balance sheet liquidity, the Company had the ability to generate approximately $488.1 million in liquidity through available resources. Additionally, the Company retained $10.5 million in cash at the holding company.

Net Interest Income and Net Interest Margin Analysis
Net interest income was $21.9 million for the three months ended June 30, 2022. The following table shows the average outstanding balance of each principal category of the Company’s assets, liabilities, and shareholders’ equity, together with the average yields on assets and the average costs of liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the respective periods. For the three months ended June 30, 2022, the Company’s cost of funds was 0.28%.

(Dollars in thousands)	For the Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average Outstanding Balance	Interest Income/ Expense(4)	Average Yield/Rate	Average Outstanding Balance	Interest Income/ Expense(4)	Average Yield/Rate	Average Outstanding Balance	Interest Income/ Expense(4)	Average Yield/Rate
Assets
Interest earning assets
Interest-earning deposits	$474,835	$963	0.81%	$576,478	$276	0.19%	$580,632	$178	0.12%
Federal funds sold	31,584	66	0.84%	28,234	18	0.26%	69,506	24	0.14%
Federal Reserve Bank stock, FHLB stock and other corporate stock	7,318	105	5.76%	7,598	97	5.18%	7,391	99	5.37%
Investment securities - taxable	177,082	704	1.59%	187,273	638	1.38%	70,137	161	0.92%
Investment securities - tax exempt	28,422	232	3.27%	25,902	213	3.34%	20,172	189	3.76%
Loans(1)	1,853,077	21,600	4.68%	1,773,887	19,780	4.52%	1,699,403	18,311	4.32%
Total interest earning assets	2,572,318	23,670	3.69%	2,599,372	21,022	3.28%	2,447,241	18,962	3.11%
Loans held for sale	639			693			2,638
Noninterest earning assets	152,134			136,270			115,358
Total assets	$2,725,091			$2,736,335			$2,565,237
Liabilities and stockholders’ equity
Interest-bearing liabilities
Interest-bearing deposits	1,663,120	1,491	0.36%	1,672,387	1,586	0.38%	1,377,712	1,430	0.42%
Borrowed funds	25,735	270	4.21%	50,493	389	3.12%	56,347	330	2.35%
Total interest-bearing liabilities	1,688,855	1,761	0.42%	1,722,880	1,975	0.46%	1,434,059	1,760	0.49%
Noninterest-bearing liabilities
Noninterest-bearing deposits	784,252			764,763			890,292
Other noninterest-bearing liabilities	21,098			16,666			17,690
Stockholders’ equity	230,886			232,026			223,196
Total liabilities and stockholders’ equity	$2,725,091			$2,736,335			$2,565,237
Net interest income		$21,909			$19,047			$17,202
Net interest spread(2)			3.27%			2.82%			2.62%
Net interest margin(3)			3.42%			2.97%			2.82%
_________________________________________
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest earned on interest earning assets and interest paid on interest bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.
(4)Interest income on loans includes loan fees of $1.4 million, $1.6 million and $1.6 million for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

Net interest income was $41.0 million and the Company’s cost of funds was 0.30% for the six months ended June 30, 2022.

	For the Six Months Ended
	June 30, 2022			June 30, 2021
(Dollars in thousands)	Average Outstanding Balance	Interest Income/ Expense(4)	Average Yield/Rate	Average Outstanding Balance	Interest Income/ Expense(4)	Average Yield/Rate
Assets
Interest earning assets
Interest earning deposits	$525,376	$1,238	0.48%	$380,989	$224	0.12%
Federal funds sold	29,918	85	0.57%	56,955	40	0.14%
Federal Reserve Bank stock, FHLB stock and other corporate stock	7,457	202	5.46%	7,676	194	5.10%
Investment securities - taxable	182,150	1,342	1.49%	69,968	340	0.98%
Investment securities - tax-exempt	27,169	445	3.30%	20,902	392	3.78%
Loans (1)	1,813,701	41,380	4.60%	1,681,566	37,544	4.50%
Total interest earning assets	2,585,771	44,692	3.49%	2,218,056	38,734	3.52%
Loans held for sale	666			1,999
Noninterest earning assets	144,246			122,420
Total assets	$2,730,683			$2,342,475
Liabilities and shareholders’ equity
Interest-bearing liabilities
Interest-bearing deposits	1,667,728	3,077	0.37%	1,293,693	2,747	0.43%
Borrowed funds	38,046	659	3.49%	101,129	906	1.81%
Total interest-bearing liabilities	1,705,774	3,736	0.44%	1,394,822	3,653	0.53%
Noninterest-bearing liabilities
Noninterest-bearing deposits	774,562			708,215
Other noninterest-bearing liabilities	18,894			18,288
Shareholders’ equity	231,453			221,150
Total liabilities and shareholders’ equity	$2,730,683			$2,342,475
Net interest income		$40,956			$35,081
Net interest spread (2)			3.05%			2.99%
Net interest margin (3)			3.19%			3.19%
__________________________________
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest earned on interest earning assets and interest paid on interest bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.
(4)Interest income on loans includes loan fees of $3.0 million and $4.4 million for the six months ended June 30, 2022, and 2021, respectively.
Provision for Loan Losses
Provision for loan losses increased $1.4 million, or 163.2%, to $2.2 million compared to $0.9 million in the prior quarter primarily due to loan growth during the quarter.
Investment Securities
The Company’s investment portfolio decreased $14.5 million, or 6.8%, to $198.4 million compared to the prior quarter. The decrease was primarily due to $10.6 million in investment calls, redemptions and paydowns coupled with an increase in unrealized losses of $5.8 million during the quarter, partially offset by purchases of approximately $2.1 million of municipal bonds. To supplement interest income earned on the Company’s loan portfolio, the Company invests in high quality mortgage-backed securities, government agency bonds, corporate bonds, community development district bonds, and equity securities (including mutual funds). Equity securities include $0.9 million of investments, made through our subsidiary Pro Opp Fund LLC, in businesses directly and indirectly related to the Company’s core business as permitted under the U.S. Bank Holding Company Act. Pro Opp Fund LLC has an additional $0.8 million of unfunded investments outstanding.

Loan Portfolio
The Company’s primary source of income is derived from interest earned on loans. The Company’s loan portfolio consists of loans secured by real estate, as well as commercial business loans, construction and development loans, and other consumer loans. The Company’s loan clients primarily consist of small-to medium-sized businesses, the owners and operators of those businesses, and other professionals, entrepreneurs and high net worth individuals. The Company’s owner-occupied and investment commercial real estate loans, residential construction loans, and commercial business loans provide higher risk-adjusted returns, shorter maturities, and more sensitivity to interest rate fluctuations and are complemented by the relatively lower risk residential real estate loans to individuals. The Company’s lending activities are principally directed to the Miami-Dade MSA. The following table summarizes and provides additional information about certain segments of the Company’s loan portfolio as of June 30, 2022, March 31, 2022, and December 31, 2021:

(Dollars in thousands)	June 30, 2022		March 31, 2022		December 31, 2021
	Amount	Percent	Amount	Percent	Amount	Percent
Loans held for investment:
Commercial real estate	$1,034,487	52.1%	$931,904	51.1%	$902,654	50.8%
Residential real estate	422,239	21.2%	381,182	20.9%	377,511	21.2%
Commercial (non-PPP) (1)	387,317	19.5%	357,124	19.6%	325,415	18.3%
Commercial (PPP)	8,176	0.4%	31,097	1.7%	58,615	3.3%
Construction and land development	114,938	5.8%	98,984	5.4%	91,520	5.1%
Consumer and other	20,076	1.0%	22,425	1.2%	21,449	1.2%
Total loans held for investment, gross	1,987,233	100.0%	1,822,716	100.0%	1,777,164	100.0%
Allowance for loan losses	(15,142)		(13,555)		(12,704)
Loans held for investment, net	$1,972,091		$1,809,161		$1,764,460

Loans held for sale:
Loans held for sale	$—	—%	$988	100.0%	$165	100.0%
Total loans held for sale	$—		$988		$165
_________________________________________
(1)Includes search fund lending of $102.1 million, $91.4 million, and $84.0 million for June 30, 2022, March 31, 2022, and December 31, 2021, respectively.
Nonperforming Assets
As of June 30, 2022, the Company had nonperforming assets of $1.5 million, or 0.06% of total assets, compared to nonperforming assets of $2.1 million, or 0.07% of total assets, at March 31, 2022. The decrease was due to the charge-off of a $0.7 million impaired loan in the consumer loan category.
Allowance for Loan and Lease Loss (“ALLL”)
The Company’s allowance for loan losses increased $1.6 million, or 11.7%, to $15.1 million at June 30, 2022, compared to March 31, 2022, primarily as a result of higher loan production volume during the second quarter as well as a $0.7 million charge-off of a previously disclosed impaired loan. The Company’s allowance for loan losses as a percentage of total loans held for investment (excluding Professional Bank PPP loans - non-GAAP, see Explanation of Certain Unaudited Non-GAAP Financial Measures) was 0.77% at June 30, 2022, compared to 0.76% at March 31, 2022. There were minimal changes to qualitative loss factors to address rising inflation and threats of a recessionary environment and minimal change in the historical loss factors for the current period with the principal driver for the increased allowance being loan growth.

PROFESSIONAL HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollar amounts in thousands, except share data)

	June 30, 2022	March 31, 2022	December 31, 2021
ASSETS
Cash and due from banks	$41,202	$45,792	$38,469
Interest earning deposits	299,834	671,845	545,521
Federal funds sold	27,043	24,089	13,477
Cash and cash equivalents	368,079	741,726	597,467
Securities available for sale, at fair value - taxable	164,354	175,758	175,536
Securities available for sale, at fair value - tax exempt	27,453	30,446	18,765
Securities held to maturity (fair value June 30, 2022 – $197, March 31, 2022 – $214, December 31, 2021 – $242)	204	218	236
Equity securities	6,359	6,439	6,638
Loans, net of allowance of $15,142, $13,555, and $12,704 as of June 30, 2022, March 31, 2022, and December 31, 2021, respectively	1,972,091	1,809,161	1,764,460
Loans held for sale	—	988	165
Premises and equipment, net	8,570	8,499	9,020
Bank owned life insurance	54,134	38,758	38,485
Goodwill and intangibles	25,639	25,698	25,766
Other assets	34,631	29,534	27,573
Total assets	$2,661,514	$2,867,225	$2,664,111
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand – noninterest bearing	$777,501	$871,357	$674,003
Demand – interest bearing	339,942	356,600	310,362
Money market and savings	1,055,813	1,103,472	1,121,330
Time deposits	208,479	255,848	265,693
Total deposits	2,381,735	2,587,277	2,371,388
Federal Home Loan Bank advances	—	5,000	35,000
Official Checks	5,815	6,144	4,125
Other borrowings	—	—	10,000
Subordinated debt	24,436	24,409	—
Accrued interest and other liabilities	15,930	14,622	12,074
Total liabilities	2,427,916	2,637,452	2,432,587
Stockholders’ equity
Preferred stock, 10,000,000 shares authorized, none issued	—	—	—
Class A Voting Common stock, $0.01 par value; authorized 50,000,000 shares. Issued 14,699,975 and outstanding 13,742,381 shares as of June 30, 2022, issued 14,623,395 and outstanding 13,665,801 shares at March 31, 2022, issued 14,393,750 and outstanding 13,446,400 shares at December 31, 2021	147	146	144
Class B Non-Voting Common stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding on June 30, 2022, March 31, 2022, and December 31, 2021	—	—	—
Treasury stock, at cost	(16,201)	(16,201)	(16,003)
Additional paid in capital	215,541	214,351	212,012
Retained earnings	45,533	38,539	36,120
Accumulated other comprehensive income (loss)	(11,422)	(7,062)	(749)
Total stockholders’ equity	233,598	229,773	231,524
Total liabilities and stockholders' equity	$2,661,514	$2,867,225	$2,664,111

PROFESSIONAL HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)
(Dollar amounts in thousands, except share data)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Interest income
Loans, including fees	$21,600	$19,780	$18,311	$41,380	$37,544
Investment securities - taxable	704	638	161	1,342	340
Investment securities - tax-exempt	232	213	189	445	392
Dividend income on restricted stock	105	97	99	202	194
Other	1,029	294	202	1,323	264
Total interest income	23,670	21,022	18,962	44,692	38,734

Interest expense
Deposits	1,491	1,586	1,430	3,077	2,747
Federal Home Loan Bank advances	3	134	190	137	386
Subordinated debt	266	232	77	498	207
Other borrowings	1	23	63	24	313
Total interest expense	1,761	1,975	1,760	3,736	3,653

Net interest income	21,909	19,047	17,202	40,956	35,081
Provision for loan losses	2,240	851	762	3,091	1,800
Net interest income after provision for loan losses	19,669	18,196	16,440	37,865	33,281

Noninterest income
Service charges on deposit accounts	577	517	1,199	1,094	1,594
Income from bank owned life insurance	376	273	281	649	563
SBA origination fees	48	—	—	48	145
Swap fee income	—	112	364	112	573
Loans held for sale income	45	71	226	116	301
Gain on sale and call of securities	13	—	21	13	22
Other	722	300	211	1,022	223
Total noninterest income	1,781	1,273	2,302	3,054	3,421

Noninterest expense
Salaries and employee benefits	7,473	11,220	7,099	18,693	13,883
Occupancy and equipment	1,010	1,002	905	2,012	2,007
Data processing	304	314	276	618	566
Marketing	125	196	165	321	318
Professional fees	886	919	770	1,805	1,398
Acquisition expenses	—	—	—	—	684
Regulatory assessments	473	549	418	1,022	767
Other	2,333	2,295	1,321	4,628	3,119
Total noninterest expense	12,604	16,495	10,954	29,099	22,742

Income before income taxes	8,846	2,974	7,788	11,820	13,960
Income tax provision	1,852	555	1,457	2,407	2,844
Net income	$6,994	$2,419	$6,331	$9,413	$11,116

Earnings per share:
Basic	$0.52	$0.18	$0.47	$0.70	$0.83
Diluted	$0.50	$0.17	$0.45	$0.67	$0.80

Other comprehensive income:
Unrealized holding gain (loss) on securities available for sale	$(5,841)	$(8,468)	$(505)	$(14,308)	$(794)
Tax effect	1,487	2,155	124	3,635	195
Other comprehensive gain (loss), net of tax	(4,360)	(6,313)	(381)	(10,673)	(599)
Comprehensive income (loss)	$2,634	$(3,894)	$5,950	$(1,260)	$10,517

PROFESSIONAL HOLDING CORP.
EARNINGS PER COMMON SHARE (Unaudited)
(Dollar amounts in thousands, except share data)
Basic earnings per common share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding plus the effect of employee stock awards during the year.

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Basic earnings per share:
Net income	$6,994	$2,419	$6,331	$9,413	$11,116
Total weighted average common stock outstanding	13,446,335	13,345,565	13,397,747	13,396,240	13,419,929
Net income per share	$0.52	$0.18	$0.47	$0.70	$0.83
Diluted earnings per share:
Net income	$6,994	$2,419	$6,331	$9,413	$11,116
Total weighted average common stock outstanding	13,446,335	13,345,565	13,397,747	13,396,240	13,419,929
Add: dilutive effect of employee restricted stock and options	628,550	613,807	564,822	614,006	521,900
Total weighted average diluted stock outstanding	14,074,885	13,959,372	13,962,569	14,010,246	13,941,829
Net income per share	$0.50	$0.17	$0.45	$0.67	$0.80

Anti-dilutive restricted stock and options	29,250	36,422	270,850	65,672	270,850

Explanation of Certain Unaudited Non-GAAP Financial Measures
This press release contains financial information determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”), which we refer to as “non-GAAP financial measures.” The table below provides a reconciliation between these non-GAAP measures and net income and net income per share, which are the most comparable GAAP measures.
Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these measures are useful supplemental information that can enhance investors’ understanding of the Company’s business and performance without considering taxes or provisions for loan losses and can be useful when comparing performance with other financial institutions. However, these non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures.
Reconciliation of non-GAAP Financial Measures

(Dollar amounts in thousands, except per share data)	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net interest income (GAAP)	$21,909	$19,047	$17,202	$40,956	$35,081
Total noninterest income	1,781	1,273	2,302	3,054	3,421
Total noninterest expense	12,604	16,495	10,954	29,099	22,742
Pre-tax pre-provision earnings (non-GAAP)	$11,086	$3,825	$8,550	$14,911	$15,760
Total adjustments to noninterest expense (1)	—	(2,915)	—	(2,915)	(684)
Adjusted pre-tax pre-provision earnings (non-GAAP)	$11,086	$6,740	$8,550	$17,826	$16,444

Return on average assets (GAAP)	1.03%	0.36%	0.99%	0.70%	0.96%
Annualized pre-tax pre-provision ROAA (non-GAAP)	1.63%	0.57%	1.33%	1.10%	1.36%
Adjusted annualized pre-tax pre-provision ROAA (non-GAAP)	1.63%	1.00%	1.33%	1.32%	1.42%
(1)Adjustments to noninterest expense for the three months ended March 31, 2022 and the six months ended June 30, 2022 were related to severance and accelerated vesting expense related to the departure of the former Chief Executive Officer. Adjustments to noninterest expense for the six months ended June 30, 2021 were related to change in control payments to two former Marquis employees.

(Dollar amounts in thousands)	June 30, 2022	March 31, 2022	December 31, 2021
Total loans held for investment, net (GAAP)	$1,972,091	$1,809,161	$1,764,460
Add allowance for loan loss ("ALLL")	15,142	13,555	12,704
Total gross loans held for investment ("LHFI")	1,987,233	1,822,716	1,777,164
Less Professional Bank net PPP loans ("PPP")	8,176	31,097	58,615
Total gross LHFI excluding net PPP loans (non-GAAP)	1,979,057	1,791,619	1,718,549
Add purchase accounting loan marks ("PA")	9,937	11,466	13,003
Total gross LHFI excluding net PPP loans (non-GAAP) + PA marks	$1,988,994	$1,803,085	$1,731,552

ALLL as a % of LHFI (GAAP)	0.76%	0.74%	0.71%
ALLL as a % of total LHFI excluding net PPP loans (non-GAAP)	0.77%	0.76%	0.74%
PA marks + ALLL / LHFI excluding net PPP loans (non-GAAP)	1.26%	1.39%	1.48%

(Dollar amounts in thousands)	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net interest income (GAAP)	$21,909	$19,047	$17,202	$40,956	$35,081
Less: PPP net interest income recognized	(818)	(1,059)	(1,844)	(1,877)	(4,897)
Net interest income excluding PPP (non-GAAP)	21,091	17,988	15,358	39,079	30,184
Less: PA premium/discounts	(1,648)	(1,661)	(1,192)	(3,309)	(2,460)
Net interest income excluding PPP and PA (non-GAAP)	$19,443	$16,327	$14,166	$35,770	$27,724
Average interest earning assets (GAAP)	2,572,318	2,599,372	2,447,242	2,585,771	2,218,056
Less: average PPP loans	(19,727)	(44,585)	(186,912)	(32,088)	(188,802)
Average interest earning assets, excluding PPP (non-GAAP)	2,552,591	2,554,787	2,260,330	2,553,683	2,029,254
Add: average PA marks	10,436	12,314	16,649	11,370	18,459
Average interest earning assets, excluding PPP and PA (non-GAAP)	$2,563,027	$2,567,101	$2,276,979	$2,565,053	$2,047,713
Net interest margin (GAAP)	3.42%	2.97%	2.82%	3.19%	3.19%
Net interest margin excluding PPP (non-GAAP)	3.31%	2.86%	2.73%	3.09%	3.00%
Net interest margin excluding PPP and PA (non-GAAP)	3.04%	2.58%	2.50%	2.81%	2.73%
Certain Performance Metrics
The following table shows the return on average assets (computed as annualized net income divided by average total assets), return on average equity (computed as annualized net income divided by average equity) and average equity to average assets ratios for the periods presented below.

	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Return on average assets	1.03%	0.36%	0.99%	0.70%	0.96%
Return on average equity	12.15%	4.23%	11.38%	8.20%	10.14%
Average equity to average assets	8.47%	8.48%	8.70%	8.48%	9.44%
Additional Materials
A slide presentation with supplemental financial information relating to this release can be accessed at https://proholdco.com.
Forward Looking Statements
“This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this presentation that are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements preceded by, followed by or including words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should” and similar expressions. Forward-looking statements represent the Company’s current expectations, plans or forecasts; involve assumptions, risks and uncertainties; and are not guarantees. Several important factors could cause actual results to differ materially from those in forward-looking statements. Those factors include, without limitation, current and future economic and market conditions, including those that could impact credit quality and the ability to generate loans and gather deposits; the duration, extent and impact of the COVID-19 pandemic, including government responses to the pandemic and the potential worsening of the pandemic resulting from variants of COVID-19, on our and our customers’ operations, personnel, and business activity (including developments and volatility), as well as COVID-19’s impact on the credit quality of our loan portfolio and financial markets and general economic conditions; the effects of our lack of a diversified loan portfolio and concentration in the South Florida market; the impact of current and future interest rates and expectations concerning the actual timing and amount of interest rate movements; competition; our ability to execute business plans; geopolitical developments; legislative and regulatory developments; inflation or deflation; market fluctuations; natural disasters (including pandemics such as COVID-19); critical accounting estimates; and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2021, and other filings with the Securities and Exchange Commission. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge investors to carefully consider the risks described in our filings with the Securities and Exchange Commission, referred to above, which are available on www.proholdco.com and the SEC’s website at www.sec.gov. The Company expressly disclaims any obligation to update any of the forward-looking statements included herein to reflect future events or developments or changes in expectations, except as may be required by law.”
About Professional Bank and Professional Holding Corp.:
Professional Holding Corp. (NASDAQ:PFHD) is the financial holding company for Professional Bank, a Florida state-chartered bank established in 2008 and based in Coral Gables, Florida. Professional Bank focuses on providing creative, relationship-driven commercial banking products and services designed to meet the needs of small to medium-sized businesses, the owners and operators of these businesses, professionals and entrepreneurs. Professional Bank currently operates its Florida network through nine branch locations and two LPOs in the regional areas of Miami, Broward, Palm Beach, Duval (Jacksonville), Hillsborough and Pinellas (Tampa Bay) counties. It also has a Digital Innovation Center located in Cleveland, Ohio and a LPO in Bedford, New Hampshire that specializes in search fund lending. For more information, visit www.myprobank.com. Member FDIC. Equal Housing Lender.